Exhibit 4.5

Description of the Registrant’s Securities Registered Pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended

The common stock, par value $0.001 per share (“Common Stock”), of Citrix Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following descriptions of the Common Stock set forth certain general terms and provisions of the Common Stock. These descriptions are in all respects subject to and qualified in their entirety by, and should be read in conjunction with, the applicable provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the Amended and Restated By-laws of the Company (the “Bylaws”) (each of which is incorporated herein by reference) and the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”).

Common Stock

The Charter authorizes the issuance of up to 1,000,000,000 shares of Common Stock.

Voting Rights

Holders of Common Stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of Common Stock are entitled to vote. Holders of Common Stock do not have cumulative voting rights.

Dividend Rights

Subject to the prior rights of holders of the Company’s preferred stock, if any, holders of Common Stock are entitled to receive such dividends and distributions, if any, as may be lawfully declared from time to time by our board of directors.

Liquidation Rights

Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of Common Stock will be entitled to receive an equal portion of the net assets available for distribution to stockholders, subject to the rights of the holders of any series of preferred stock.

Other Rights

Our Common Stock has no preference, conversion, exchange or redemption rights and is not subject to any sinking fund. Holders of our Common Stock have no preemptive rights, which means that ownership of our Common Stock does not confer the right to acquire any additional securities that we may issue at a subsequent date.

Listing; Transfer Agent and Registrar

Our Common Stock is authorized for listing on The NASDAQ Global Select Market under the symbol “CTXS.” The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Anti-Takeover Effects of Provisions of the DGCL, the Charter and the Bylaws

The DGCL and our Charter and Bylaws contain provisions that may delay, deter, prevent or render more difficult a takeover attempt that our stockholders may consider to be in their best interests. Even in the absence of a takeover attempt, these provisions may also adversely affect the prevailing market price for the Common Stock if they are viewed as limiting the liquidity of the Common Stock or discouraging takeover attempts in the future.

Authorized but Unissued Common and Preferred Stock

The existence of authorized and unissued common and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell the Common Stock they own at prices higher than prevailing market prices.

Board of Directors

Our Charter provides that, subject to the rights of the holders of any series of preferred stock, any one or more or all of our directors may be removed without cause only by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors. Any one or more or all of our directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

Stockholder Action

Our Charter provides that any action required or permitted to be taken by the holders of Common Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Our Charter also provides that, except as required by law and subject to the rights of any holders of preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by the President, the Chairman of our board of directors (if any), or a majority of our board of directors. No business other than that stated in the notice of meeting will be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Requirements for Nominations of Directors or Other Stockholder Proposals

Our Bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual meeting (other than a matter brought under Rule 14a-8 under the Exchange Act), to provide timely notice in writing. In the case of an annual meeting, to be timely, a stockholder’s notice must be delivered to our corporate secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date of the proxy statement mailed to stockholders in connection with the preceding year’s annual meeting. However, if either (i) the annual meeting is called for a date that is more than 30 days before or more than 60 days after that anniversary date or (ii) no proxy statement was mailed to stockholders in connection with the preceding year’s annual meeting, then notice by the stockholder, to be timely, must be received by our corporate secretary not earlier than the close of business on the 90th day prior to such annual meeting, nor later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. In the case of a special meeting, to be timely, a stockholder’s notice must be delivered to our corporate secretary not earlier than the 90th day prior to such special meeting, nor later than the close of business on the later of the 60th day prior to such special meeting or the close of business on the 10th day following the day on which public announcement of the date of such special meeting is first made and of the nominees proposed by the board of directors to be elected at such meeting.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting and the beneficial owners, if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made (collectively, the “Proposing Persons”), including:

•the name and address of the stockholder giving the notice and the names and addresses of the other Proposing Persons, if any;

•information as to the ownership by the Proposing Persons of our capital stock;

•a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Persons for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of our capital stock;

•a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominees), pertaining to the nominations or other business proposals and identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposals;

•a statement whether or not the stockholder giving the notice and/or the other Proposing Persons, if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of our capital stock required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of our capital stock reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder; and

•such other information as required under our Bylaws.

As to each person whom the stockholder proposes to nominate for election as a director, the notice shall include, among other information, the following:

•all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

•the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•a statement whether the person, if elected, intends to tender, promptly following the person’s election or re-election, an irrevocable resignation effective upon the person’s failure to receive the required vote for re-election at the next meeting at which the person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with our Corporate Governance Guidelines.

As to any other business that the stockholder proposes to bring before the meeting, the notice shall include, among other information, the following:

•a brief description of the business desired to be brought before the meeting;

•the reasons for conducting such business at the meeting; and

•any material interest in such business of the Proposing Person.

Proxy Access Rights

Our Bylaws permit a stockholder or group of no more than 20 stockholders meeting specified eligibility requirements to include director nominees in our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements, have owned shares of Common Stock equal to at least 3% of the aggregate of the issued and outstanding shares of our Common Stock continuously for at least the prior three years. Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed the greater of two or 20% of the number of directors then on our board of directors. In general, we must receive written notice of a nomination pursuant to these provisions no earlier than 150 days and no later than 120 days prior to the first anniversary of the date that we first mailed our proxy statement for the previous year's annual meeting of stockholders, in order for the notice to be timely. The notice must contain certain information specified in our Bylaws.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee to us or our stockholders, (iii) any action asserting a claim pursuant to the DGCL, our Charter or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ bylaws and certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Bylaws to be inapplicable or unenforceable in such action.

Limitation of Liability and Indemnification Matters

Our Charter provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under our Charter and the DGCL as it now reads, such limitation of liability is not permitted:

•for any breach of the director’s duty of loyalty to us or our stockholders;

•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL; or

•for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Charter provides that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of us, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, will be indemnified by us against all expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on behalf of such person in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Our Charter also provides that we will pay the expenses incurred in defending any such proceeding in advance of its final disposition. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our Charter or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or affect the rights of any director or officer of us under our Charter in respect of any occurrence or matter arising prior to any such repeal or modification. Our Charter also specifically authorizes us to grant indemnification rights to our other employees or agents or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth above. Additionally, our Charter authorizes us to maintain insurance on behalf of any person who is an officer, director, employee or agent of us or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Delaware Business Combination Statute

Our Charter does not exempt us from the application of Section 203 of the DGCL.

Section 203 of the DGCL provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation from the corporation, with the corporation for a three-year period following the time that such stockholder became an interested stockholder unless:

•prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203 of the DGCL, an interested stockholder is defined to include:

•any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•the affiliates and associates of any such person.

Amendments to our Charter and Bylaws

Our Charter generally provides that the affirmative vote of our stockholders holding at least seventy-five percent (75%) of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of preferred stock set forth in our Charter or (ii) amend or repeal, or adopt any provision inconsistent with certain other provisions of our charter, including provisions setting forth the terms of the Common Stock, governing our board of directors and relating to indemnification of our officers and directors.

Our Bylaws and Charter generally provide that our Bylaws may be altered, amended or repealed or new by-laws may be adopted either (i) by the affirmative vote of a majority of our directors present at any regular or special meeting of our board of directors at which a quorum is present or (ii) by the affirmative vote of our stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.